Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

In connection with the filing of the Annual Report of First Northern Community Bancorp (the “Company”) on Form 10-K for the period ending December 31, 2003 (the “Report”), I, Louise A. Walker, the chief financial officer of the Company, certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Louise A. Walker

Louise A. Walker

March 15, 2004